Exhibit 99.1

REVOCABLE PROXY

HFS BANK, F.S.B.

This Proxy is solicited on behalf of the Board of Directors of HFS Bank, F.S.B. for the Special Meeting of Shareholders of HFS Bank, F.S.B. to be held on                       , 2006.

The undersigned hereby appoints James H. Greiner and Richard E. Anderson, and each of them, with the full power of substitution in each of them, to act as attorneys and proxies for the undersigned, in the name, place and stead of the undersigned, to vote at the Special Meeting of Shareholders of HFS Bank, F.S.B. (“HFS”) on                  , 2006, at [                    ] (local time), or at any adjournments or postponements thereof (the “Meeting”), all shares of common stock of HFS that the undersigned would be entitled to vote at the Meeting if personally present, upon the following matters:

1.

Merger Proposal. To approve the Agreement and Plan of Merger dated October 26, 2005 (the “Merger Agreement”), by and between MainSource Financial Group, Inc. and HFS Bank, F.S.B., pursuant to which HFS Bank, F.S.B. will merge with and into MainSource Bank – Hobart, an interim federal savings bank and wholly-owed subsidiary of MainSource Financial Group, Inc., all as more fully described in the Proxy Statement/Prospectus dated                    , 2006.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Other Matters. To vote upon such other matters as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR Proposal 1.  In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other manner in which may properly come before the Meeting.

(continued and to be signed on the reverse side)

If the undersigned is present and elects to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of HFS at the Meeting of such person’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of HFS of his or her decision to terminate this proxy prior to the Meeting.

The undersigned  acknowledge receipt from HFS prior to the execution of this proxy of  a Notice of Special Meeting of Shareholders and a Proxy Statement/Prospectus, each dated                  , 2006.

Dated: , 2006	☐ Please check here if you plan to attend the Meeting

SIGNATURE OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. If the stockholder is a corporation or other entity, execute in full corporate or entity name by authorized signer.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.